Exhibit h(3)

                        FORM OF ADMINISTRATION AGREEMENT


     AGREEMENT made as of October 2, 2000 by and between TT International U.S.A. Master Trust, a trust organized under the laws of the Commonwealth of Massachusetts (the "Fund"), and INVESTORS BANK & TRUST COMPANY, a Massachusetts trust company (the "Bank").

     WHEREAS, the Fund, a registered investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), consisting of the separate portfolios listed on Appendix A hereto; and

     WHEREAS, the Fund desires to retain the Bank to render certain administrative services to the Fund and the Bank is willing to render such services.

     NOW, THEREFORE, in consideration of the mutual covenants herein set forth, it is agreed between the parties hereto as follows:

     1. Appointment. The Fund hereby appoints the Bank to act as Administrator of the Fund on the terms set forth in this Agreement. The Bank accepts such appointment and agrees to render the services herein set forth for the compensation herein provided.

     2. Delivery of Documents. The Fund has furnished the Bank with copies properly certified or authenticated of each of the following:

          (a) Resolutions of the Fund's Board of Directors authorizing the appointment of the Bank to provide certain administrative services to the Fund and approving this Agreement;

          (b) The Fund's declaration of trust filed with the Commonwealth of Massachusetts on [date] and all amendments thereto (the "Articles");

          (c) The Fund's by-laws and all amendments thereto (the "By-Laws");

          (d) The Fund's agreements with all other service providers which include any investment advisory agreements, sub-investment advisory agreements, custody agreements, distribution agreements and transfer agency agreements (collectively, the "Agreements");

          (e) The Fund's most recent Registration Statement on Form N-1A (the "Registration Statement") under the Securities Act of 1933 and under the 1940 Act, as applicable, and all amendments thereto; and

          (f) The Fund's most recent prospectus and statement of additional information, if any (the "Prospectus"); and

          (g) Such other certificates, documents or opinions as may mutually be deemed necessary or appropriate for the Bank in the proper performance of its duties hereunder.

          The Fund will immediately furnish the Bank with copies of all amendments of or supplements to the foregoing. Furthermore, the Fund will notify the Bank as soon as possible of any matter which may materially affect the performance by the Bank of its services under this Agreement.

     3. Duties of Administrator. Subject to the supervision and direction of the Board of Directors of the Fund, the Bank, as Administrator, will assist in conducting various aspects of the Fund's administrative operations and undertakes to perform the services described in Appendix B hereto. The Bank may, from time to time, perform additional duties and functions which shall be set forth in an amendment to such Appendix B executed by both parties. At such time, the fee schedule included in Appendix C hereto shall be appropriately amended.

          In performing all services under this Agreement, the Bank shall act in conformity with the Fund's Articles and By-Laws and the 1940 Act, as the same may be amended from time to time, and the investment objectives, investment policies and other practices and policies set forth in the Fund's Registration Statement, as the same may be amended from time to time. Notwithstanding any item discussed herein, the Bank has no discretion over the Fund's assets or choice of investments and cannot be held liable for any problem relating to such investments.

     4. Duties of the Fund.

          (a) The Fund is solely responsible (through its transfer agent or otherwise) for (i) providing timely and accurate reports ("Daily Sales Reports") which will enable the Bank as Administrator to monitor the total number of shares sold in each state on a daily basis and (ii) identifying any exempt transactions ("Exempt Transactions") which are to be excluded from the Daily Sales Reports.

          (b) The Fund agrees to make its legal counsel available to the Bank for instruction with respect to any matter of law arising in connection with the Bank's duties hereunder, and the Fund further agrees that the Bank shall be entitled to rely on such instruction without further investigation on the part of the Bank.

     5. Fees and Expenses.

          (a) For the services to be rendered and the facilities to be furnished by the Bank, as provided for in this Agreement, the Fund will compensate the Bank in accordance with the fee schedule attached as Appendix C hereto. Such fees do not include out-of-pocket disbursements (as delineated on the fee schedule or other expenses with the prior approval of the Fund's management) of the Bank for which the Bank shall be entitled to bill the Fund separately and for which the Fund shall reimburse the Bank.

          (b) The Bank shall not be required to pay any expenses incurred by the Fund.

     6. Limitation of Liability.

          (a) The Bank, its directors, officers, employees and agents shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the performance of its obligations and duties under this Agreement, except a loss resulting from willful misfeasance, bad faith or gross negligence in the performance of such obligations and duties, or by reason of its reckless disregard thereof. The Fund will indemnify the Bank, its directors, officers, employees and agents against and hold it and them harmless from any and all losses, claims, damages, liabilities or expenses (including legal fees and expenses) resulting from any claim, demand, action or suit (i) arising out of the actions or omissions of the Fund, including, but not limited to, inaccurate Daily Sales Reports (unless such inaccurate Daily Sales Report was prepared in a grossly negligent manner by the Bank in its role as Transfer Agent) and misidentification of Exempt Transactions; (ii) arising out of the offer or sale of any securities of the Fund in violation of (x) any requirement under the federal securities laws or regulations, (y) any requirement under the securities laws or regulations of any state (except as a result of any grossly negligent failure by the Bank to perform its duties in relation to compliance with any state securities laws or regulations), or (z) any stop order or other determination or ruling by any federal or state agency with respect to the offer or sale of such securities; or (iii) resulting from the performance of the Bank under this Agreement and not resulting from the willful misfeasance, bad faith or gross negligence of the Bank in the performance of such obligations and duties or by reason of its reckless disregard thereof.

          (b) The Bank may apply to the Fund at any time for instructions and may consult counsel for the Fund, or its own counsel, and with accountants and other experts with respect to any matter arising in connection with its duties hereunder, and the Bank shall not be liable or accountable for any action taken or omitted by it in good faith in accordance with such instruction, or with the opinion of such counsel, accountants, or other experts. The Bank shall not be liable for any act or omission taken or not taken in reliance upon any document, certificate or instrument which it reasonably believes to be genuine and to be signed or presented by the proper person or persons. The Bank shall not be held to have notice of any change of authority of any officers, employees, or agents of the Fund until receipt of written notice thereof has been received by the Bank from the Fund.

          (c) Neither party shall be liable to the other for any loss, damage, liability, action, suit, claim, cost or expense arising from any acts of God, earthquakes, fires, floods, storms or other disturbances of nature, epidemics, strikes, riots, nationalization, expropriation, currency restrictions, acts of war, civil war or terrorism, insurrection, nuclear fusion, fission or radiation, the interruption, loss or malfunction of utilities or transportation or the unavailability of energy sources or other similar happenings or events that can not be controlled or contained by such party.

          (d) Notwithstanding anything to the contrary in this Agreement, in no event shall either party be liable to the other or to any third party for lost profits or lost revenues or any special, consequential, punitive or incidental damages of any kind whatsoever in connection with this Agreement or any activities hereunder.

          (e) In order that the indemnification provisions contained in this
Article 6 shall apply, upon the assertion of a claim for which a party may be required to indemnify the other, the party seeking the indemnification shall promptly notify the other party of such assertion, and shall keep the other party advised with respect to all developments concerning such claim. The party seeking indemnification shall give the indemnifying party full and complete authority, information and assistance to defend such claim or proceeding, and the indemnifying party shall have, at its option, sole control of the defense of such claim or proceeding and all negotiations for its compromise or settlement. The party seeking indemnification shall in no case confess any claim or make any compromise in any case in which the other party may be required to indemnify it except with the other party's prior written consent, which consent shall not be unreasonably withheld.

     7. Termination of Agreement.

          (a) The term of this Agreement shall be three years commencing upon the date hereof (the "Initial Term"), unless earlier terminated as provided herein. After the expiration of the Initial Term, the term of this Agreement shall automatically renew for successive three-year terms (each a "Renewal Term") unless notice of non-renewal is delivered by the non-renewing party to the other party no later than ninety days prior to the expiration of the Initial Term or any Renewal Term, as the case may be.

          Either party hereto may terminate this Agreement prior to the expiration of the Initial Term or any Renewal Term in the event the other party violates any material provision of this Agreement, provided that the violating party does not cure such violation within ninety days of receipt of written notice from the non-violating party of such violation.

          If a majority of the Board of the Fund reasonably determines that the performance of the Bank under this Agreement has been unsatisfactory, written notice (the "Notice") of such determination setting forth the reasons for such determination shall be provided to the Bank. In the event the Bank shall not, within thirty (30) days thereafter, cure identified deficiencies to the reasonable satisfaction of the Board, the Fund, with the authorization of the Board, may terminate this Agreement upon an additional 30 days' notice.


          (b) At any time after the termination of this Agreement, the Fund may, upon written request, have reasonable access to the records of the Bank relating to its performance of its duties as Administrator.

     8. Miscellaneous.

          (a) Any notice or other instrument authorized or required by this Agreement to be given in writing to the Fund or the Bank shall be sufficiently given if addressed to that party and received by it at its office set forth below or at such other place as it may from time to time designate in writing.

          To the Fund:

                      TT International Investment Management
                      Martin House, Martin Lane
                      London, England  EC4R 0DP
                      Attention:  Head of Compliance and Legal

          With a copy to:

                      Bingham Dana LLP
                      150 Federal Street
                      Boston, MA 02110
                      Attention: John Holton

          To the Bank:

                      Investors Bank & Trust Company
                      200 Clarendon Street, P.O. Box 9130
                      Boston, MA  02117-9130
                      Attention: Christopher Smith, Director, Client Management With a copy to: John E. Henry, General Counsel

          (b) This Agreement shall extend to and shall be binding upon the parties hereto and their respective successors and assigns; provided, however, that this Agreement shall not be assignable without the written consent of the other party.

          (c) This Agreement shall be construed in accordance with the laws of the Commonwealth of Massachusetts, without regard to its conflict of laws provisions.

          (d) This Agreement may be executed in any number of counterparts each of which shall be deemed to be an original and which collectively shall be deemed to constitute only one instrument.

          (e) The captions of this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

          9. Confidentiality. All books, records, information and data pertaining to the business of the other party which are exchanged or received pursuant to the negotiation or the carrying out of this Agreement shall remain confidential, and shall not be voluntarily disclosed to any other person, except as may be required in the performance of duties hereunder or as otherwise required by law. Nothing herein shall prevent the Fund from disclosing any information contained in the Fund's records as provided by the Bank hereunder.

     10. Use of Name. Neither party hereto shall use the name of the other party or any of its affiliates in any prospectus, sales literature or other material relating to such party in a manner not approved by the other party prior thereto in writing; provided however, that approval shall not be required for any use of a party's name which merely refers in accurate and factual terms to the appointment of the Bank hereunder or which is required by the Securities and Exchange Commission or any state securities authority or any other appropriate regulatory, governmental or judicial authority; provided further, that in no event shall such approval be unreasonably withheld or delayed.

     11. Limitation of Liability. This Agreement is executed and made by the Trustees of the Fund not individually but as Trustees under the Fund's Declaration of Trust and the obligations of this Agreement are not binding upon any of the Trustees or shareholders of the Fund individually but bind only the trust estate of the Fund. The Bank agrees that the obligations assumed by the Fund hereunder shall be limited in all cases to the assets of the Fund and that the Bank shall not seek satisfaction of any such obligation from the officers, agents, employees, trustees, or shareholders of the Fund.

     12. Several Obligations of the Portfolios. This Agreement is an agreement entered into between the Bank and the Fund with respect to each Portfolio. With respect to any obligation of the Fund on behalf of any Portfolio arising out of this Agreement, the Bank shall look for payment or satisfaction of such obligation solely to the assets of the Portfolio to which such obligation relates as though the Bank had separately contracted with the Fund by separate written instrument with respect to each Portfolio.

     13. Existence and Authority Representation. Each party represents and warrants as follows: (i) such party was duly organized, and legally exists, under the laws of the jurisdiction in which it was formed; (ii) such party has full power and authority to enter into, and to perform and observe the terms and conditions of, this Agreement; (iii) such party has duly executed and delivered this Agreement; (iv) this Agreement is the valid and binding obligation of such party enforceable according to its terms, subject to standard exceptions relating to equitable remedies and laws of bankruptcy and insolvency; (v) the execution, delivery, and performance of this Agreement by such party will not violate or conflict with, or result in a default under, any other agreement or contract to which such party is a party or to which its assets are subject; and (vi) such party is not required to make any governmental filings, or to obtain any governmental or other third party consents or approvals, as a condition to entering into, or performing and observing the terms of, this Agreement.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed and delivered by their duly authorized officers as of the date first written above.


                             TT INTERNATIONAL U.S.A. MASTER TRUST


                             By:_____________________________
                             Name:
                             Title:


                             INVESTORS BANK & TRUST COMPANY


                             By:______________________________
                             Name:
                             Title:

                                  Appendices


     Appendix A................................................  Portfolios

     Appendix B................................................  Services

     Appendix C................................................  Fee Schedule

                                  Appendix A

                                  PORTFOLIOS

TT EAFE Portfolio
TT Europe Portfolio

August 1, 2000

                                   APPENDIX B
                         INVESTORS BANK & TRUST COMPANY
                      SUMMARY OF ADMINISTRATION FUNCTIONS
                                TT INTERNATIONAL


                                                                                                          SUGGESTED FUND AUDITOR OR
                                           INVESTORS BANK & TRUST                TT INTERNATIONAL                 COUNSEL
===================================    ===============================       =========================    =========================
      Management Reporting
   & Treasury Administration
===================================
Monitor portfolio compliance in        Perform tests of certain            Continuously monitor          A/C - Provide
accordance with the current            specific portfolio activity         portfolio activity and Fund   consultation as needed
Prospectus and SAI.                    designed from provisions of the     operations in conjunction     on compliance issues.
                                       Fund's Prospectus and SAI.          with 1940 Act, Prospectus,
                                       Follow-up on potential              SAI and any other applicable
                                       violations.  [M/F: Applied at       laws and regulations.
                                       Master level  for purposes of       Monitor testing results and
FREQUENCY:  DAILY                      ease of calculation.]               approve resolution of
                                                                             compliance issues.

Provide compliance summary package.    Provide a report of compliance      Review report.                A/C - Provide
                                       testing results.  [M/F: Applied                                   consultation as needed.
FREQUENCY:  MONTHLY                    at same levels as testing is
                                       performed.]

Perform asset diversification          Perform asset diversification       Continuously monitor          A - Provide consultation
testing to establish qualification     tests at each tax quarter end.      portfolio activity in         as needed in establishing
as a RIC.                              Follow-up on issues.  [M/F:         conjunction with IRS          positions to be taken in
                                       Applied at Master level for         requirements.  Review test    tax treatment of
                                       purposes of ease of calculation.]   results and take any          particular issues. Review
FREQUENCY:  QUARTERLY                                                      necessary action.  Approve    quarter end tests on a
                                                                           tax positions taken.          current basis.







===================================
      Management Reporting
 & Treasury Administration (CONT.)
===================================
Perform qualifying income testing      Perform qualifying income           Continuously monitor          A- Consult as needed on
to establish qualification as a RIC.   testing (on book basis income,      portfolio activity in         tax accounting positions
                                       unless material differences are     conjunction with IRS          to be taken.  Review in
                                       anticipated) on quarterly basis     requirements.  Review test    conjunction with year-end
                                       and as may otherwise be             results and take any          audit.
FREQUENCY:  QUARTERLY                  necessary.   Follow-up on           necessary action.  Approve
                                       issues.  [M/F: Applied at Feeder    tax positions taken.
                                       level.]

Prepare the Fund's annual expense        Prepare preliminary expense       Provide asset level
budget.  Establish daily accruals.       budget.  Notify fund accounting   projections.  Approve
                                         of new accrual rates.  [M/F:      expense budget.
FREQUENCY:  ANNUALLY                     Applied at all levels.]

Monitor the Fund's expense budget.       Monitor actual expenses updating  Provide asset level           C/A - Provide
                                         budgets/ expense accruals. [M/F:  projections quarterly.        consultation as
                                         Applied at all levels]            Provide vendor information    requested.
                                                                           as necessary.  Review
                                                                           expense analysis and approve
FREQUENCY:  QUARTERLY                                                      budget revisions.

Receive and coordinate payment of        Propose allocations of invoice    Approve invoices and
fund expenses.                           among Funds and obtain            allocations of payments.
                                         authorized approval to process    Send invoices to IBT in a
FREQUENCY:  AS OFTEN AS NECESSARY        payment.  [M/F: Applied at all    timely manner.
                                         levels.]





===================================
       Management Reporting
 & Treasury Administration (CONT.)
===================================
Calculate periodic dividend rates to     Calculate amounts available for     Establish and maintain      C -  Review dividend
be declared in accordance with           distribution.  Coordinate review    dividend and distribution   resolutions in
management guidelines.                   by management and/or auditors.      policies.  Approve          conjunction with Board
                                         Notify custody and transfer         distribution rates per      approval.
                                         agent of authorized dividend        share and aggregate
                                         rates in accordance with Board      amounts. Obtain Board       A - Review and concur
                                         approved policy.  Report            approval when required.     with proposed
FREQUENCY:  ACCORDING TO DIVIDEND        dividends to Board as required.                                 distributions
POLICY                                   [M/F: Applied at Feeder level.]

Calculate total return information on    Provide total return                Review total return
Funds as defined in the current          calculations.  [M/F: Applied at     information.
Prospectus and SAI.                      Feeder level.]

FREQUENCY:  MONTHLY

Prepare responses to major industry      Prepare, coordinate as              Identify the services to
questionnaires.                          necessary, and submit responses     which the Funds report.
                                         to the appropriate agency.          Provide information as
FREQUENCY:  AS OFTEN AS NECESSARY        [M/F: Applied at Feeder level.]     requested.

Prepare disinterested                    Summarize amounts paid to           Provide social security
director/trustee Form 1099-Misc.         directors/trustees during the       numbers and current mailing
                                         calendar year.  Prepare and mail    address for trustees.
                                         Form 1099-Misc.  [M/F: Applied      Review and approve
FREQUENCY:  ANNUALLY                     at Master and  Feeder levels.]      information provided for
                                                                             Form 1099-Misc.

===================================
      FINANCIAL REPORTING
===================================
Prepare financial information for        Prepare selected portfolio and      Review financial
presentation to Fund Management and      financial information for           information.
Board of Directors.                      inclusion in board material.
                                         [M/F: Applied at Master and
                                         Feeder levels.]


FREQUENCY:  QUARTERLY
===================================
   FINANCIAL REPORTING (CONT.)
===================================
Coordinate the annual audit and          Coordinate the creation of          Provide past financial      A - Perform audit and
semi-annual preparation and printing     templates reflecting                statements and other        issue opinion on annual
of financial statements and notes        client-selected standardized        information required to     financial statements.
with management, fund accounting and     appearance and text of financial    create templates, including
the fund auditors.                       statements and footnotes.  Draft    report style and graphics.  A/C - Review reports.
                                         and manage production cycle.        Approve format and text as
                                         Coordinate with IBT fund            standard.  Approve
                                         accounting the  electronic          production cycle and assist
                                         receipt of portfolio and general    in managing to the cycle.
                                         ledger information.  Assist in      Coordinate review and
                                         resolution of accounting            approval by portfolio
                                         issues.  Using templates, draft     managers of portfolio
                                         financial statements, coordinate    listings to be included in
                                         auditor and management review,      financial statements.
                                         and clear comments. Coordinate      Prepare appropriate
                                         printing of reports and EDGAR       management letter and
                                         conversion with outside printer     coordinate production of
                                         and filing with the SEC via         Management Discussion and
FREQUENCY:  ANNUALLY/SEMI-ANNUALLY       EDGAR.  [M/F: Applied at Master     Analysis.  Review and
                                         and Feeder levels.]                 approve entire report.  Make
                                                                             appropriate representations
                                                                             in conjunction with audit.



===================================
             LEGAL
===================================
Prepare agenda and board materials       Maintain annual calendar of         Review and approve board    C - Review agenda,
for quarterly board meetings.            required quarterly and annual       materials and board and     resolutions, board
                                         approvals. Prepare agenda,          committee meeting minutes.  material and board and
                                         resolutions and other board                                     committee meeting
                                         materials for quarterly board                                   minutes.  Ensure BOD
                                         meetings.  Prepare supporting                                   material contains all
                                         information and materials when                                  required information
                                         necessary.  Assemble, check and                                 that the BOD must
                                         distribute books in advance of                                  review and/or approve
                                         meeting.  Attend board and                                      to perform their duties
                                         committee meetings and prepare                                  as directors.
FREQUENCY:  QUARTERLY                    minutes.  [M/F: Applied at
                                         Master and   Feeder levels.]

Prepare and file Form N-SAR.             Prepare form for filing. Obtain     Provide appropriate         C - Review initial filing.
                                         any necessary supporting            responses.  Review and      A - Provide annual audit
                                         documents.  File with SEC via       authorize filing.           internal control letter
                                         EDGAR.  [M/F: Applied at Master                                 to accompany the annual
                                         and   Feeder levels.]                                           filing.  Provide annual
FREQUENCY:  SEMI-ANNUALLY                                                                                multi-class report when
                                                                                                         applicable.

Prepare amendments to Registration       Prepare and coordinate the          Review and approve.         C - Review and approve
Statement.                               filing of post-effective                                        filings.
                                         amendments.  Coordinate with                                    A/C - Provide consents as
FREQUENCY:  ANNUAL UPDATE (INCLUDES      outside printers the Edgar                                      appropriate.
UPDATING FINANCIAL HIGHLIGHTS,           conversion, filing with the SEC
EXPENSE TABLES, RATIOS) PLUS ONE         and printing of prospectus.
ADDITIONAL FILING PER FISCAL YEAR        [M/F: Applied at Master and
                                         Feeder levels.]

Prepare Prospectus/SAI supplements.      Prepare Prospectus and SAI          Review and approve.         C - Review and approve
                                         supplements.  File with the SEC                                 filings.
                                         via Edgar.  Coordinate printing                                 A/C - Provide consents as
                                         of supplements.                                                 appropriate.
                                         [M/F: Applied at Master and
FREQUENCY:  AS OFTEN AS REQUIRED         Feeder levels.]




=======================================
            LEGAL (CONT.)
=======================================
Preparation and filing of 24f-2          Accumulate capital stock            Review and approve filing.  C - Approve 24f-2 Notice.
Notice.                                  information and draft Form
                                         24f-2. Notice.  File approved                                   A - Review informally
                                         Form with SEC via Edgar.                                        when requested
                                         [M/F: Applied at Feeder level.]

FREQUENCY:  ANNUALLY
Proxy Material/Shareholder Meetings      Prepare drafts of proxy material    Review and approve proxy.   C - Review and approve
                                         for review, file materials or                                   proxy.
                                         coordinate filing with SEC and
                                         coordinate printing.  Assist
                                         proxy solicitation firm and
                                         prepare scripts.  Attend meeting
                                         and prepare minutes.
FREQUENCY:  AS NEEDED                    [M/F: Applied at Master and
                                         levels.]

Assist in updating of fidelity bond      Make annual filing of fidelity      Obtain required fidelity
insurance coverage.                      bond insurance material with the    bond insurance coverage.
                                         SEC.  [M/F: Applied at Master       Monitor level of fidelity
                                         and Feeder levels.]                 bond insurance  maintained
FREQUENCY:  ANNUALLY                                                         in accordance with required
                                                                             coverage.

Respond to regulatory audits.            Compile and provide                 Coordinate with regulatory  C - Provide consultation
                                         documentation pursuant to audit     auditors to provide         as needed.
                                         requests.  Assist client in         requested documentation
                                         resolution of audit inquiries.      and resolutions to
FREQUENCY:  AS NEEDED (AT LEAST          [M/F: Applied at Master and         inquiries.
ANNUALLY)                                Feeder levels.]

Maintain principal office and provide    Maintain principal office and
officers.                                provide assistant secretaries
                                         and assistant treasurers upon
                                         request.
                                         [M/F: Applied at Master and
FREQUENCY:  AS NEEDED                    Feeder levels.]




===================================
           BLUE SKY
===================================
Maintain effective Blue Sky              Maintain records of fund sales      Identify states in which    C - Provide consultation
notification filings for states in       for client designated states via    filings are to be made.     as needed on Blue Sky
which Fund Management intends to         PW Blue2 compliance system.                                     issues.
solicit sales of fund shares.            File annual notification renewal    Identify exempt transactions
                                         documents and annual sales          to transfer agent for       C - Provide consultation
                                         reports.                            appropriate exclusion from  on product and
                                         File amendments to increase         blue sky reporting.         institutional exemptions.
                                         dollar amounts authorized for
                                         sales by funds, based upon
                                         client instruction.
                                         File notifications to states for
                                         new funds and/or classes,
                                         mergers and liquidations.
                                         Provide periodic reports on
                                         state authorization amounts and
                                         sales amounts.  Determine state
                                         filing requirements by using CCH
                                         Blue Sky Law Reporter, ICI
FREQUENCY:  ON-GOING                     memoranda and state securities
                                         commission directives (both
                                         written and oral).  [M/F:
                                         Applied at Feeder level.]

File amendments to registration          File updated registration           Inform IBT of filings       C - Provide consultation
statement with the applicable state      statements, prospectuses, SAIs,     prior to SEC filing.        as needed on Blue Sky
securities commissions in                supplements thereto, and annual                                 filing issues.
coordination with SEC filing.            reports to shareholders upon
                                         approval/authorization by
FREQUENCY:  ANNUAL UPDATES (INCLUDES     client. [M/F: Applied at Feeder
REGISTRATION STATEMENT, pROSPECTUS,      level.]
SAI) PLUS ONE ADDITIONAL FILING PER
FISCAL YEAR





=======================================
                 TAX
=======================================
Calculate excise tax distributions       Calculate required distributions    Provide transaction         A - Provide consultation
                                         to avoid imposition of excise       information as requested.   as needed in establishing
                                         tax.                                Identify Passive Foreign    positions to be taken in
                                            - Calculate capital gain net     Investment Companies        tax treatment of
                                              income and foreign currency    (PFICs).  Approve tax       particular issues.
                                              gain/loss through October 31.  accounting positions to be  Review and concur with
                                            - Calculate ordinary income      taken.  Review and approve  proposed distributions
                                              and distributions through a    all income and distribution per share.
                                              specified cut off date.        calculations, including
                                            - Project ordinary income        projected income and
                                              from cut off date to           dividend shares.  Approve
                                              December 31.                   distribution rates per share
                                            - Ascertain dividend shares.     and aggregate amounts.
                                          Identify book-tax accounting       Obtain Board approval when
                                          differences.  Track required       required.
                                          information relating to
                                          accounting differences.  [M/F:
                                          Book-tax accounting differences
                                          applied at both Master and
                                          Feeder levels.  Distribution
                                          calculations applied at  Feeder
                                          level.]
                                          Coordinate review by management
FREQUENCY:  ANNUALLY                      and fund auditors.  Notify
                                          custody and transfer agent of
                                          authorized dividend rates in
                                          accordance with Board approved
                                          policy.  Report dividends to
                                          Board as required.

Prepare tax returns                       Prepare excise and RIC tax         Review and sign tax         A - Review and sign tax
                                          returns.                           return.                     return as preparer.
                                          Prepare partnership return for
                                          Master.  Prepare excise and RIC
                                          returns for Feeder.  Prepare
                                          partners' Schedules K-1"
FREQUENCY:  ANNUALLY



===================================
             TAX (CONT.)
===================================
Prepare Form 1099                        Obtain yearly distribution          Review and approve
                                         information.  Calculate 1099        information provided for
                                         reclasses and coordinate with       Form 1099.
                                         transfer agent.  [M/F: Applied
FREQUENCY:  ANNUALLY                     at  Feeder level.]

Prepare other year-end tax-related       Obtain yearly income distribution   Review and approve
disclosures                              Information. Calculate disclosures  information provided.
                                         (i.e., dividend received deductions,
                                         foreign tax credits, tax-exempt
                                         income, income by jurisdiction)
                                         and coordinate with transfer agent.
                                         [M/F: Applied at Feeder level.]

FREQUENCY:  ANNUALLY

Prepare income tax provisions.           Calculate investment company        Provide transaction         A - Provide consultation
                                         taxable income, net tax exempt      information as requested.   as needed in establishing
                                         interest, net capital gain and      Identify Passive Foreign    positions to be taken in
                                         spillback dividend requirements.    Investment Companies        tax treatment of
                                         Identify book-tax accounting        (PFICs).  Approve tax       particular issues.
                                         differences.  Track required        accounting positions to be  Perform review in
                                         information relating to             taken.  Approve provisions. conjunction with the
                                         accounting differences.  [M/F:                                  year-end audit.
                                         Book-tax accounting differences
                                         applied at both Master and
                                         Feeder levels.  Distribution
                                         calculations applied at Feeder
                                         level.]

FREQUENCY:  ANNUALLY




REVIEW AND APPROVAL

The attached Summary of Administration Functions has been reviewed and represents the services currently being provided.




--------------------------------------------------------         -------------------------
Signature of Account Manager/ Date


--------------------------------------------------------         -------------------------
Signature of Authorized Client Representative/Date


                                  Appendix C

                                  FEE SCHEDULE

                                TT INTERNATIONAL
                            MASTER-FEEDER STRUCTURE
                                  FEE SCHEDULE


==============================================================================
 CUSTODY, FUND ACCOUNTING, DAILY CALCULATION OF N.A.V., ADMINISTRATION, &
                         INSTITUTIONAL TRANSFER AGENCY
==============================================================================

                            FEES AT THE MASTER LEVEL

A.   CUSTODY & FUND ACCOUNTING

     o    The following basis point fee is based on Net Assets:

               First $250 Million in Assets        4 BASIS POINTS
               Next $250 Million in Assets         3 BASIS POINTS
               Above $500 Million in Assets        2 BASIS POINTS

     There will be an annual minimum of $50,000.

B.   DOMESTIC CUSTODY TRANSACTIONS

     o    Transaction Fees:

               DTC/Fed Book Entry                         $10.00
               Physical Securities                        $35.00
               Options and Futures                        $18.00
               GNMA Securities                            $40.00
               Principal Paydown                          $ 5.00
               Third Party Foreign Exchange               $18.00**
               Outgoing Wires                             $ 7.00
               Incoming Wires                             $ 5.00

**Investors Bank does not charge transaction charges for Foreign Exchanges executed with Investors Bank's Treasury Department.

C.   FOREIGN SUBCUSTODIAN FEES

     o Incremental basis point and transaction fees will be charged for all foreign assets for which we are custodian. The asset based fees and transaction fees vary by country, based upon the attached global custody fee schedule. Local duties, scrip fees, handling of proxies, postage, delivery and legal fees and other market charges are out-of-pocket.

     o Investors Bank will require the portfolios to hold all assets at the subcustodian of our choice.

     o  Fees for additional markets to be discussed with your client manager.

D.   MUTUAL FUND ADMINISTRATION

     o The following basis point fee is based on the average daily net assets of each portfolio.

               First $250 Million in Assets        6 BASIS POINTS
               Next $250 Million in Assets         4 BASIS POINTS
               Above $500 Million in Assets        3 BASIS POINTS

     There will be an annual minimum of $60,000.

     o There will be a one-time fee of $3,750 for start-up legal services relating to the Organizational Board Meeting of the master.

                            FEES AT THE FEEDER LEVEL

A.   FUND ACCOUNTING & CALCULATION OF N.A.V.

     There will be a $16,000 charge per feeder.

B.   MUTUAL FUND ADMINISTRATION

     The following annual fees will apply per feeder:

          Tax, Compliance & Financial Reporting                    $30,000*

          Legal Services (Board Support, Registrations,            $35,000**
          24f-2, Annual Report Review, Fidelity Bond Filing)

          There will be a one-time fee of $3,750 for start-up legal services relating to the Organizational Board Meeting for a feeder.

               Blue Sky                                     $100 PER PERMIT

        *Due to the limited nature of the Tax, Compliance and Financial Reporting services that will be provided to the LKCM International Fund, the annual fee will be $5,000 for that feeder.

               **It is assumed that Investors Bank will not provide Legal
                 Services to the LKCM International Fund.

C.   Institutional Transfer Agency

     There will be an annual fee of $25,000 for Transfer Agency Services for each feeder.

     It is assumed Investors Bank will not provide Transfer Agency services for the LKCM International Fund.


===============================================================================
                        OUT-OF-POCKET & BALANCE CREDITS
===============================================================================

A. OUT-Of-POCKET

   o These charges consist of:
         -Third Party Review                 -Pricing & Verification Services
         -Legal Expenses                     -Customized Reporting
         -Printing, Delivery, Postage, Fax   -Data Transmissions
         -Forms and Supplies                 -Performance Measurement
         -Telecommunication                  -Printing of Annual Reports
         -Financial statement report modification as to style, layout or format (after initially agreed upon parameters).
         -Microfiche
         -Ad Hoc Reporting                   -Additional Mailings or Inserts
         -Returned Checks                    -Tax Preparation (TA)
         -Solicitation & Proxy Tabulation    -Certificates and Rights Offerings
         -Storage Charge                     -Copy fitting
         -Extraordinary Travel Expenses      -InvestView
         -Customized Statements, Transmissions/Extracts
         -Systems Development Costs

B.   DOMESTIC BALANCE CREDIT

     o We allow use of balance credit against fees (excluding out-of-pocket charges) for balances arising out of the custody relationship. The credit is based on collected balances reduced by balances required to support the activity charges of the accounts. The monthly earnings allowance is equal to 75% of the 90-day T-bill rate.

C.  SYSTEMS

    o The details of any systems work will be determined after a thorough business analysis. Systems work will be billed on a time and material basis. Investors Bank provides an allowance of 10 systems hours for data extract set up and reporting extract set up. Additional systems hours will be billed on a time and material basis.

===============================================================================
                                 MISCELLANEOUS
===============================================================================

A.   CASH MANAGEMENT

     o The assumption was made that Investors Bank would perform cash management for the portfolio. Investors Bank does not charge fees for transactions relating to this service.


** The above fees will be charged against the funds' checking account on the last day of each month. All fees are to be billed monthly.

** This fee schedule is confidential information of the parties and shall not be disclosed to any third party without prior written consent of both parties.

** A letter of intent accompanied by a $10,000 deposit to be credited against future fees is required to begin this implementation. This fee schedule is valid for 60 days from date of issue and assumes the execution of our standard contractual agreements for a minimum of three years. This fee estimate may change as further information becomes available.




Accepted and Approved By:    ______________________________________

Name:                        ______________________________________

Title:                       ______________________________________

Date:                        ______________________________________